ARMOUR RESIDENTIAL REIT, INC. REPORTS FINANCIAL RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2016

May and June Common Dividends of $0.22 Per Share Declared
Estimated Book Value Per Common Share of $25.52 at April 29, 2016

VERO BEACH, Florida. - - May 2, 2016 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA, and ARR PrB) (“ARMOUR” or the “Company”) today announced financial results for the quarter ended March 31, 2016.

Q1 2016 Highlights and Financial Information

•	Q1 2016 key results:

◦	$30.3 million ($0.72 per Common share) Core Income including drop income (as defined below), which represents an annualized return of 9.9% based on stockholders’ equity at the beginning of the quarter

◦	$0.99 per share Common dividends for Q1 at the rate of $0.33 per month

◦	$(279.5) million [$(7.73) per Common share] net loss under Generally Accepted Accounting Principles (“GAAP”) reflecting $(335.2) million net loss on interest rate hedges

◦	2.73% average yield on assets and 1.37% average net interest margin

◦	7.31% annualized average principal repayment rate (“CPR”)

◦	36,683,000 (approximately) weighted average diluted Common shares outstanding

•	At March 31, 2016:

◦	$1.10 billion ($24.48 per Common share) stockholders’ equity

◦	$10.8 billion portfolio of mortgage securities

◦	$6.6 billion portfolio of interest rate swaps

◦	9.06 to 1 “leverage” (debt to stockholders’ equity)

◦	$509.4 million of liquidity in cash and unpledged securities (46.49% of stockholders’ equity)

◦	Stock outstanding:
▪36,692,694 shares of Common Stock
▪2,180,572 shares of Series A Cumulative Redeemable Preferred
▪5,650,000 shares of Series B Cumulative Redeemable Preferred

◦	Market Capitalization of $957.0 million based on closing market prices:

▪	Common stock $790.0 million ($21.53 per Common share)

▪	Series A Cumulative Redeemable Preferred $49.4 million ($22.67 per share)

▪	Series B Cumulative Redeemable Preferred $117.6 million ($20.81 per share)

Updated Information

•	Common dividends per share - $0.27 paid in April 2016, and $0.22 declared by the Company’s board of directors for May and June 2016

•	Book value at April 29, 2016, was estimated to be $25.52 per Common share

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Additional updated information on the Company’s investment, financing and hedge positions can be found in ARMOUR Residential REIT, Inc.’s most recent “Company Update.” ARMOUR posts unaudited and unreviewed Company Updates each month on www.armourreit.com.

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Three Months Ended March 31, 2016

May 2, 2016

ARMOUR Completed $85.2 Million Acquisition of JAVELIN Mortgage Investment Corp.
As previously announced, on March 7, 2016, ARMOUR commenced a tender offer for all outstanding shares of the Common stock of JAVELIN Mortgage Investment Corp. (“JAVELIN”). The tender offer expired on April 1, 2016, and approximately 57.2% of JAVELIN’s outstanding Common stock was tendered and accepted at the final tender offer price of $7.18 per share. The remaining shares not tendered were converted to rights to receive the same $7.18 per share in conjunction with the related second-step merger. JAVELIN became a wholly-owned subsidiary of ARMOUR on April 6, 2016, upon the completion of the tender offer and merger on April 6, 2016, and JAVELIN ceased trading on the New York Stock Exchange before the market opened on April 7, 2016.

At the date of acquisition, JAVELIN’s portfolio of mortgage securities had a fair value of approximately $663.9 million. The acquisition is expected to result in a one-time gain of approximately $6.5 million after reserving for fees in connection with JAVELIN’s management agreement, which ARMOUR will recognize in the second quarter. ARMOUR’s acquisition transactions costs are expected to total approximately $2.5 million, including approximately $1.5 million recognized in Q1 2016.

Core Income, Including Drop Income
Core Income, including drop income, for the quarter ended March 31, 2016, was approximately $30.3 million. “Core Income” represents a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and certain non-recurring expenses, plus drop income, as defined below. Core Income may differ from GAAP net income, which includes the unrealized gains or losses of the Company’s derivative instruments and the gains or losses on Agency Securities and Non-Agency Securities.

The Company may enter into to-be-announced (“TBA”) dollar roll transactions that generate “drop income.” Drop income is defined as the difference in price between two TBA contracts with the same terms but different settlement dates. Drop income is the economic equivalent of the assumed net interest spread (yield less financing costs) and is calculated as the difference between the spot price for regular settlement and the forward settlement price on the trade date.

GAAP Net Loss
For the purposes of computing GAAP net loss, the change in fair value of the Company’s derivatives is reflected in current period net income, while the change in fair value of its Agency Securities is reflected in its statement of comprehensive income (loss). GAAP net loss for Q1 2016 was approximately $(279.5) million, including unrealized losses and realized losses on derivatives of $(89.1) million and $(246.1) million, respectively.

Dividends
The Company paid dividends of $0.33 per Common share of record for each month of Q1 2016, resulting in payments to Common stockholders of approximately $36.4 million. The Company also paid monthly dividends of $0.171875 per outstanding share of 8.250% Series A Cumulative Redeemable Preferred Stock and $0.1640625 per outstanding share of 7.875% Series B Cumulative Redeemable Preferred Stock, resulting in payments to preferred stockholders of an aggregate of approximately $3.9 million in Q1 2016.

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Three Months Ended March 31, 2016

May 2, 2016

Common dividends in the amount of $0.27 per Common share were paid on April 27, 2016 to holders of record on April 15, 2016. Common dividends in the amount of $0.22 per Common share have been declared for holders of record on May 16, 2016 (payable May 27, 2016) and on June 15, 2016 (payable June 29, 2016). Our board of directors determines our Common share dividend rate based upon our REIT requirements and other relevant considerations. Dividends in excess of taxable REIT income for the year (including any amounts carried forward from prior years) will generally be treated as non-taxable return of capital to Common stockholders.

Per Share Amounts
Per Common share amounts are net of applicable Preferred Stock dividends and liquidation preferences. The denominators used to calculate per Common share amounts for the quarter ended March 31, 2016, reflect, to the extent dilutive, the effects of 0.1 million unvested stock awards.

Portfolio
As of March 31, 2016, the Company’s Agency Securities portfolio consisted of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities, substantially all of which are fixed rate securities, and was valued at $10.5 billion on a trade date basis. The Company's Non-Agency Securities portfolio was valued at $285.7 million at quarter end. During Q1 2016, the annualized yield on average assets was 2.73%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 1.36%, resulting in a net interest spread of 1.37% for Q1 2016. During Q1 2016, the Company sold approximately $1.8 billion of Agency Securities, resulting in gains of approximately $1.9 million.

Portfolio Financing, Leverage and Interest Rate Hedges
As of March 31, 2016, the Company financed its mortgage backed securities portfolio with approximately $9.9 billion of borrowings under repurchase agreements. The Company’s leverage ratio as of March 31, 2016, was 9.06 to 1. As of March 31, 2016, the Company’s liquidity totaled approximately $509.4 million, consisting of approximately $243.3 million of cash and equivalents, plus approximately $266.1 million of unpledged Securities (including Securities received as collateral). As of March 31, 2016, the Company’s repurchase agreements had a weighted-average maturity of approximately 32 days.

The Company had a notional amount of various maturities of interest rate swap contracts of approximately $6.6 billion (of which $1.2 billion become effective within 3 months) with a weighted average swap rate of 1.73%. The Company had a notional amount of approximately $2.0 billion of various maturities of basis swaps at a weighted average swap rate of 0.22%.

Regulation G Reconciliation
Core Income excludes gains and losses on interest rate contracts and security sales and includes TBA drop income. The Company believes that Core Income is useful to investors because it is related to the amount of dividends the Company may distribute. However, because Core Income is an incomplete measure of the Company’s financial performance and involves differences from net income computed in accordance with GAAP, Core Income should be considered as supplementary to, and not as a substitute for, the Company’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Three Months Ended March 31, 2016

May 2, 2016

The following table reconciles the Company’s results from operations to Core Income for the quarter ended March 31, 2016.

Core Income
(in millions)
GAAP net income	$(279.5)
Book to tax differences:
Non-Agency Securities	(4.1)
Changes in interest rate contracts	315.8
Gain on sale of Securities	(1.9)
Total	$30.3

Common Stock
As of March 31, 2016, there were 36,692,694 Common shares outstanding.

The following table shows the changes in stockholders’ equity per Common share during the quarter ended March 31, 2016:

Stockholders’ equity per Common share - December 31, 2015	$28.00
Core Income	0.72
Investment net loss	(3.25)
Common stock dividends	(0.99)
Stockholders’ equity per Common share - March 31, 2016	$24.48

As of April 29, 2016, we had 36,692,694 Common shares outstanding and 1,874,366 remaining authorized under our Repurchase Program. Book value at April 29, 2016 was estimated to be $25.52 per Common share.

Preferred Stock
As of March 31, 2016, there were 2,180,572 shares of 8.250% Series A Cumulative Redeemable Preferred Stock and 5,650,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock outstanding.

Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q1 2016 operating results on Tuesday, May 3, 2016, at 11:00 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at https://www.webcaster4.com/Webcast/Page/896/14933. To monitor the live webcast, please visit the website at least 15 minutes prior to the start

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Three Months Ended March 31, 2016

May 2, 2016

of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.armourreit.com and continue for one year.

ARMOUR Residential REIT, Inc.
ARMOUR is a Maryland corporation that invests primarily in fixed rate, hybrid adjustable rate and adjustable rate residential mortgage backed securities. These securities are issued or guaranteed by U.S. Government-sponsored entities (“GSEs”) and Ginnie Mae. In addition, through ARMOUR's wholly-owned subsidiary, JAVELIN, ARMOUR has substantially increased its investment in other securities backed by residential mortgages for which the payment of principal and interest is not guaranteed by a GSE or government agency. ARMOUR and JAVELIN are externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”). ARMOUR intends to qualify and has elected to be taxed as a REIT under the Code for U.S. federal income tax purposes.

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:     investors@armourreit.com
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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